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                                                                   Exhibit 10(e)

             AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT AGREEMENT
             ------------------------------------------------------

         THIS AMENDED AND RESTATED SUPPLEMENTAL RETIREMENT AGREEMENT (this "Agreement"), is entered into as of the 20th day of March, 1990, by and between THE LAMSON & SESSIONS CO., an Ohio corporation with its principal offices at Cleveland, Ohio (the "Company"), and John B. Schulze ("Executive");

                                  WITNESSETH:
                                  -----------

         WHEREAS, Executive is presently employed by the Company in a key executive position and possesses substantial talent, ability and unique business experience which has been and will continue to be of great value to the Company; and

         WHEREAS, the Company desires to supplement Executive's retirement and disability benefits commensurate with his experience and value to the Company; and

         WHEREAS, the Company and Executive are parties to a Supplemental Retirement Agreement dated April 29, 1988 between them (the "Original Agreement"), and the Company and Executive wish to amend and restate the Original Agreement;

         NOW, THEREFORE, the Company and the Executive hereby agree that the Original Agreement shall be amended and restated so that, as so amended and restated, it reads in its entirety as follows (and that the Original Agreement as in effect prior to this amendment and restatement shall have no further force or effect);

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                 1.1 A "Change of Control" shall be deemed to have occurred if any of the following events shall occur:

         (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction;

         (b) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

         (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d) (3) or Section 14(d) (2) of
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                 the Exchange Act) has become the beneficial owner (as the term
                 "beneficial owner" is defined under Rule 13D-3 of any successor rule or regulation promulgated under the Exchange
                 Act) of securities representing 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock");

         (d) The company files any report, proxy statement or other document with the Securities and Exchange Commission pursuant to the Exchange Act or any rules or regulations presently in effect or hereafter promulgated under such Act disclosing that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

         (e) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company at the beginning of any such period.

Notwithstanding the foregoing provisions of Section 1.10(c) or 1.10(d) hereof, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 80% or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-E or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

                 1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 1.3 "Company" shall mean the Company and any of its divisions and subsidiaries.

                 1.4 "Eligible" shall mean that Executive shall have attained age fifty-five (55) and shall have completed five (5) years of continuous employment with the Company; provided, however, that if a Change of Control shall have occurred, Executive shall be deemed to be "Eligible" for all purposes of this Agreement regardless of his age or length of employment with the Company.

                 1.5 Termination "For Cause" shall mean a termination, by the Company, of Executive's employment with the Company because of:

         (a) his confession or conviction of theft, embezzlement or any misdemeanor (except traffic offenses) or felony; or

         (b)     his dishonesty in connection with his employment by the
                 Company as determined by the Board of Directors of the
                 Company; or
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         (c)     his unauthorized disclosure of trade secrets, business secrets or other confidential information or data of the Company; or

         (d) his voluntary failure to devote substantially all of his working time and attention to the conduct of his employment with the Company; or

         (e)     his excessive absenteeism without reasonable cause; or

         (f)     his alcoholism or addiction to drugs; or

         (g) his gross misfeasance or malfeasance in connection with his employment by the Company; or

         (h) his behavior contrary to the best interests of the Company which causes or may reasonably be expected to cause significant damage to the reputation and/or business of the Company; or

         (i) any other violation by Executive of his employment relationship with the Company which shall, as determined by the Board of Directors of the Company, constitute just cause for termination of Executive's employment.

                 1.6 "Normal Retirement Date" shall mean the first day of the month coincident with or next following Executive's attainment of age sixty-five (65).

                 1.7 "Other Plan Benefit" shall mean a benefit payable to Executive under any defined benefit plan, other than the Retirement Plan, sponsored by the Company, any of its divisions or subsidiaries, or a prior employer of Executive ("Other Plan"), calculated as if payable to Executive on a life annuity basis commencing on the date supplemental benefits commence to Executive under this Agreement (irrespective of any deferral of the commencement of payment of such benefits thereunder).

                 1.8 "Permanent Disability" shall have the meaning accorded the term "total and permanent disability" by the Retirement Plan.

                 1.9 "Retirement Plan" shall mean The Lamson & Sessions Co. Salaried Employees' Retirement Plan, as amended from time to time.

                 1.10 "Retirement Plan Benefit" shall mean the amount actually payable to Executive under the Retirement Plan pursuant to the terms thereof, on a life annuity basis, Commencing on the date supplemental benefits commence to Executive under this Agreement, or, if the payments to Executive under the Retirement Plan shall not commence until his Normal Retirement Date and the supplemental benefits under this Agreement commence prior to his Normal Retirement Date, "Retirement Plan Benefit" shall mean the amount which would have been payable under the Retirement Plan had Executive not elected to defer said commencement date.

         2.      SUPPLEMENTAL RETIREMENT AND DISABILITY BENEFITS
                 -----------------------------------------------

                 2.1 RETIREMENT AT NORMAL RETIREMENT DATE. Upon Executive's retirement on or after his Normal Retirement Date, and provided he is Eligible on the date of such retirement, the Company shall pay Executive, commencing on the date of his retirement, a supplemental

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retirement benefit. Such supplemental retirement benefit shall be paid, on a life annuity basis, in an amount determined pursuant to the following formula:

         (a) The retirement benefit which would have been payable to Executive, on a life annuity basis, under the Retirement Plan, without regard, however, to

                 (i) the limitations on the annual amount of benefits set forth in Article XV of the Retirement Plan or

                 (ii) any limitation imposed by Section 401(a) (17) of the Code on the amount of compensation taken into account under the Retirement Plan or any Other Plan if he had completed thirty (30) years of continuous employment with the Company on or as of the date of his retirement, MINUS

         (b)     Executive's Retirement Plan Benefit plus any Other Plan
                 Benefits.

                 2.2 TERMINATION OF EMPLOYMENT OTHER THAN FOR CAUSE OR AS A RESULT OF DEATH OR DISABILITY. In the event that Executive's employment with the Company shall be terminated prior to his Normal Retirement Date other than For Cause or by reason of his death or Permanent Disability, and provided he is Eligible on pay Executive, following such the date of such termination, the Company shall commencing on the first day of the month next termination, a supplemental retirement benefit. Such supplemental retirement benefit shall be paid, on a life annuity basis, in an amount determined pursuant to the following formula:

         (a)     (i)      The retirement benefit which would have been payable
                          to Executive, on a life annuity basis, under the Retirement Plan, without regard, however, to

                          (x) the limitations on the annual amount of benefits set forth in Article XV of the Retirement Plan or

                          (y) any limitation imposed by Section 401(a) (17) of the Code on the amount of compensation taken into account under the Retirement Plan or any Other Plan, if he had completed thirty
                                  (30) years of continuous employment with the Company on or as of the date of his termination and his retirement benefits had commenced as of his termination of employment, MULTIPLIED BY

                 (ii) A fraction, the numerator of which shall be the number of years of the Executive's continuous employment with the Company until his termination and the denominator of which shall be the number of years of continuous employment Executive would have had if he had remained employed by the Company until his Normal Retirement Date (provided, however, that if Executive shall have attained age sixty-two (62) and is entitled to an unreduced benefit under the Retirement Plan, the fraction referred to in this
                          Section 2.2(a) (ii) shall be equal to one (1)); MINUS

         (b)     Executive's Retirement Plan Benefit plus any Other Plan
                 Benefits.

                 2.3      TERMINATION DUE TO DISABILITY.
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         (a)     Pre-Retirement Disability Benefit. In the event that
                 Executive's employment with the Company shall be terminated by reason of his Permanent Disability and he shall become eligible for payments under the Company's Long-Term Disability Income Plan (the "LTD Plan") by reason of such Permanent Disability, and provided he is Eligible on the date of termination, the Company shall pay Executive, commencing on the date payments under the LTD Plan commence, a supplemental disability benefit, on a monthly basis, in an amount determined pursuant to the following formula:

                 (i) Sixty percent (60%) of the Executive's basic monthly earnings (as defined in the LTD Plan), MINUS

                 (ii) other income benefits (as defined in the LTD Plan), except family Social Security benefits and the benefits payable to Executive under this Agreement.

Such supplemental disability payments shall continue until the cessation of disability benefits under the LTD Plan. However, Executive may elect to have such supplemental disability payments terminate at such earlier time as he may choose.

         (b) POST-RETIREMENT DISABILITY BENEFIT. (i) In the event that Executive's employment with the Company shall be terminated by reason of his Permanent Disability and he shall thereafter become eligible for a disability retirement benefit pursuant to Section 6.5 of the Retirement Plan, and provided he is Eligible on the date of termination, the Company shall pay Executive, commencing upon the later of his Normal Retirement Date and the date upon which pre-retirement disability benefits payable under Section 2.3(a) cease, a supplemental retirement benefit, on a life annuity basis, in an amount determined pursuant to the formula set forth in Section 2.1 of this Agreement.

                 (ii) In the event that Executive's employment with the Company shall be terminated by reason of his Permanent Disability, his disability benefit under the LTD Plan shall cease after he has attained age 55 but before his Normal Retirement Date and he shall thereupon become eligible for a disability retirement benefit and elects an early disability retirement benefit pursuant to Section 6.5 of the Retirement Plan, and provided he is Eligible on the date of termination, the Company shall pay Executive, commencing on the date such retirement benefits commence, a supplemental retirement benefit, on a life annuity basis, in an amount determined pursuant to the formula set forth in Section 2.2.

         3. METHODS OF PAYMENT. If on the date benefits under Section 2 commence Executive is not married, such benefits shall be paid in the Life Annuity Form described in Article VII of the Retirement Plan. If on the date such benefits commence Executive is married, such benefits shall be paid in the Spouse's Annuity Form described in Article VII of the Retirement Plan. This
Section 3 shall not be applicable to pre-retirement disability benefits payable under Section 2.3(a).

         4.      POST-DEATH BENEFITS.
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                 4.1      DEATH OF EXECUTIVE AFTER COMMENCEMENT OF SUPPLEMENTAL
RETIREMENT BENEFITS. In the event of the death of Executive on or after the date benefits under Section 2 (not including pre-retirement disability benefits payable under Section 2.3(a)) commence, the Company shall pay to Executive's beneficiary or beneficiaries the death benefit (including Spouse's Annuity), if any, provided under the form of payment pursuant to which Executive was receiving benefits pursuant to Section 3, commencing on the first day of the month following the month in which Executive dies.

                 4.2 DEATH OF MARRIED EXECUTIVE PRIOR TO RETIREMENT. In the event of the death of Executive while he is in the employment of the Company or a division or subsidiary thereof, after attainment of age 55, while he is married, and prior to his retirement, the Company shall pay to Executive's surviving spouse, commencing on the first day of the month following the month in which Executive dies, a supplemental spouse's benefit, on a life annuity basis, in an amount determined and calculated as follows:


         (a)     (i)      The death benefit (including Spouse's Annuity) which
                          would have been payable under Section 9.2 of the Retirement Plan, without regard, however, to

                          (i) the limitations on the annual amount of benefits set forth in Article XV of the Retirement Plan or

                          (ii) any limitation imposed by Section 401(a) (17) of the Code on the amount of compensation taken into account under the Retirement Plan or any Other Plan if he had completed thirty (30) years of continuous employment with the Company and had retired on or as of the date of his death, multiplied by

                 (ii) A fraction, the numerator of which shall be the number of years of the Executive's continuous employment with the Company until his date of death and the denominator of which shall be the number of years of continuous employment Executive would have had if he had remained employed by the Company until his Normal Retirement Date (provided, however, that if Executive shall have attained age sixty-two (62) And would be entitled to an unreduced benefit under the Retirement Plan, the fraction referred to in this
                          Section 4.2(a) (ii) shall be equal to one (1)); MINUS

         (b) The death benefit actually payable under Section 9.2 of the Retirement Plan plus any Other Plan Benefits payable to the surviving spouse.

         5.      FORFEITURE OF BENEFITS.

                 5.1 TERMINATION FOR CAUSE. In the event that the Company shall at any time terminate Executive's employment For Cause, it is hereby agreed that the Company shall have no obligation under this Agreement of any nature whatsoever and that Executive's rights and the rights of his beneficiary or beneficiaries hereunder shall be completely and totally forfeited.

                 5.2 TERMINATION OF EMPLOYMENT PRIOR TO EXECUTIVE BECOMING ELIGIBLE. In the event that Executive's employment with the Company shall be terminated for any reason prior
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to Executive's becoming Eligible, it is hereby agreed that the Company shall have no obligation under this Agreement of any nature whatsoever and that Executive's rights and the rights of his beneficiary or beneficiaries hereunder shall be completely and totally forfeited.

                 5.3 VIOLATION OF NONCOMPETITION CLAUSE. In the event that Executive shall engage in conduct which constitutes a violation of Section 6 of this Agreement, the Company shall be free from any obligation to make any payments provided for under this Agreement to Executive or to Executive's beneficiaries, and any and all such payments shall cease.

         6. LIMITATIONS AND RESTRICTIONS ON COMPETITION. During a period ending on the date of the first to occur of either the attainment by Executive of age 65 or one (1) year following termination of Executive's employment with the Company for any reason, Executive shall not, without the prior written consent of the Company, engage in any Competitive Activity. For purposes of this Agreement, "Competitive Activity" shall mean Executive's participation, without the written consent of the Company, in the management of any business enterprise if such enterprise engages in substantial and direct competition with the Company and such enterprise's sales of any product or service competitive with any product or service of the Company amounted to 25% of such enterprise's net sales for its most recently completed fiscal year and if the Company's net sales of said product or service amounted to 25% of the Company's net sales for its most recently completed fiscal year. "Competitive Activity" shall not include (i) the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto or (ii) participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

         7.      MISCELLANEOUS PROVISIONS.

                 7.1 ASSIGNMENT This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. No right or interest under this Agreement of Executive (or any person claiming through or under Executive) other than the surviving spouse of Executive after he is deceased shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of Executive. If Executive or any such person (other than the surviving spouse of Executive after he is deceased) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company, in its discretion, may terminate his interest in any such benefit to the extent the Company considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Company's records and making reasonable efforts to deliver a copy to Executive or his legal representative.

         As long as Executive is alive, any benefits affected by the termination shall be retained by the Company and, in the Company's sole and absolute judgment, may be paid to or expended for the benefit of Executive, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Company shall deem proper. Upon the death of Executive, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of this Agreement and the Retirement Plan that would apply if he died prior to the time that all benefits to which he was entitled were paid to him; provided, however, that if such provisions provide for distribution to Executive's estate or to his creditors and if Executive shall have descendants, including
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adopted children, then living, distribution shall be made to Executive's then living descendants, including adopted children, PER STIRPES.

                 7.2 INTERPRETATION. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

                 7.3 DETERMINATION OF OTHER PLAN BENEFITS. To facilitate the determination of Executive's Other Plan Benefits, Executive shall, upon request by the Company, authorize all prior employers to release to the Company a record of his plan benefits and provide the Company by April 15 of each year with a copy of his W-2, W-2P and 1099 forms for the preceding year. If Executive revokes the authorization to prior employers or fails to submit the required information to the Company by April 15 of each year, the Company may suspend payments under this Agreement until such time as the authorization to prior employers has been reinstated and the required information has been provided. Any information received from a prior employer regarding benefits payable to Executive from said employer may be relied upon by the Company and shall be conclusively presumed to be accurate.

                 7.4 SAVINGS CLAUSE. In the event that any provision or term of this Agreement is finally determined by any judicial, quasijudicial or administrative body to be void or not enforceable for any reason, it is the intent of the parties hereto that all other provisions and terms of this Agreement shall remain in full force and effect and that this Agreement shall be enforceable as if such void or non-enforceable provision or term had never been a part hereof.

                 7.5 GOVERNING LAW. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of Ohio without giving effect to any provision of such laws regarding choice of laws or conflict of laws.

                 7.6 NO RIGHTS IN ANY PROPERTY OF COMPANY. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein; no property of the Company is or shall, by reason of this Agreement, be held in trust for Executive, any beneficiary or any other person; and neither Executive nor any beneficiary nor any other person shall have by reason of this Agreement any right, title or interest of any kind in or to any property of the Company; provided, however, that the Company may transfer assets to the trustee under the Trust Agreement dated as of March 20, 1990 and between the Company and National City Bank, as Trustee, and the Trust Agreement for Attorneys' Fees dated as of March 20, 1990 by and between the Company and National City Bank, as Trustee, to satisfy its obligations hereunder. It is intended that (i) this Agreement shall be "unfunded" for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, (ii) nothing in this Agreement shall currently constitute a transfer of property for purposes of
Section 83 of the Code, or any successor provision thereto, or shall cause a currently taxable benefit to be realized by Executive or his beneficiaries pursuant to the "economic benefit" doctrine and (iii) pursuant to Section 451 of the Code, or any successor provision thereto, amounts payable pursuant to this Agreement will be includable in the gross income of Executive or his beneficiaries in the taxable year or years in which such amounts are actually distributable or made available to Executive or his beneficiaries.

                 7.7 EMPLOYMENT OF EXECUTIVE BY COMPANY. Nothing herein shall be construed as an offer or commitment by the Company to continue Executive's employment with the Company for any period of time.
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                 7.8      TERMINATION BY COMPANY.  The Company may terminate
this Agreement at any time; provided, however, that no such termination shall adversely affect the rights or benefits accrued by Executive (whether or not vested) under this Agreement prior to his receipt of notice of such termination.

                 7.9 TAX PAYMENT. Notwithstanding any other provision of this Agreement, unless such action would be expressly prohibited by applicable law, if any amount paid or payable pursuant to this Agreement is subject to the excise tax imposed by Section 4999 of the Code. the Company will pay to Executive an additional amount in cash equal to the amount necessary to cause the aggregate payments received by Executive and his beneficiaries under this Agreement, including such additional cash payment (net of all federal, state and local income taxes and all taxes payable as the result of the application of Sections 280G and 4999 of the Code), to be equal to the aggregate payments Executive and his beneficiaries would have received under this Agreement, excluding such additional payment (net of all federal, state and local income taxes), as if Sections 280G ad 4999 of the Code (and any successor provisions thereto) had not been enacted into law.

                 7.10 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when received. All such communications shall be addressed as follows:

                 If to the Company, to:

                          The Lamson & Sessions Co.
                          25701 Science Park Drive
                          Cleveland, Ohio 44122
                          Attention: Secretary

                 If to Executive, to:

                          John B. Schulze
                          2335 Delamere Drive
                          Cleveland Heights, Ohio 44106

provided, however, that if any party or his or its successors shall have designated a different address by written notice to the other party, then to the last address so designated.


         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                                 THE LAMSON & SESSIONS CO.



                                                 By  /s/ Allen Zambie
                                                   ----------------------------
                                                     Vice President-Secretary
                                                     & General Counsel

                                                     /s/ John B. Schulze
                                                   ----------------------------
                                                     John B. Schulze